Exhibit 99.1
vTv Therapeutics Announces 2023 Third Quarter Financial Results and Provides Corporate Update

HIGH POINT, N.C. - November 9, 2023 – vTv Therapeutics Inc. (Nasdaq: VTVT), a clinical stage biopharmaceutical company focused on the development of cadisegliatin (TTP399) as an adjunctive therapy to insulin for the treatment of type 1 diabetes ("T1D"), today reported financial results for the third quarter ended September 30, 2023, and provided an update on recent corporate developments.
“Our newly appointed Chief Medical Officer, Dr. Thomas Strack, who has been working with us on a consulting basis for several months, is now leading our work on the cadisegliatin Phase 3 program with the goal of initiating studies as soon as possible,” said Paul Sekhri, Chief Executive Officer of vTv. “Additionally, our partnered programs including azeliragon, licensed to Cantex Pharmaceuticals and mavodelpar, licensed to Reneo Pharmaceuticals, are advancing in the clinic and have the potential, if successful, to generate incremental value for vTv. As we approach the end of the year, we believe that 2024 could be a transformational year for our company and look forward to providing additional updates along the way.”
Recent Company Highlights
•On November 2, 2023, the Company announced the appointment of Thomas Strack, M.D., as Chief Medical Officer.
•On November 1, 2023, the Company announced that it has entered into a common stock repurchase agreement with Reneo Pharmaceuticals, Inc. through which Reneo has purchased all of its common stock held by the Company for total proceeds to the Company of approximately $4.4 million.
Third Quarter 2023 Financial Results
•Cash Position: The Company’s cash position as of September 30, 2023, was $8.2 million compared to $12.1 million as of December 31, 2022.
•Research & Development (R&D) Expenses: R&D expenses were $2.8 million and $3.1 million in each of the three months ended September 30, 2023 and 2022, respectively. The decrease is primarily attributable to lower spending on cadisegliatin, due to decreases in drug product related costs, offset by an increase in indirect costs related to the development of cadisegliatin.
•General & Administrative (G&A) Expenses: G&A expenses were $2.5 million and $2.6 million for each of the three months ended September 30, 2023 and 2022, respectively. The decrease of $0.1 million was primarily due to decreases in legal expense, and other G&A costs, partially offset by increases in payroll costs and share-based expense.
•Other (Expense) Income, net: Other expense for the three months ended September 30, 2023, was $3.3 million and was driven by the recording of an impairment charge on a cost-method investment and an unrealized gain related to our investment in Reneo, as well as gains related to the change in the fair value of the outstanding warrants to purchase shares of our stock issued to related parties. Other income for the three months ended September 30, 2022, was $0.1 million and was driven by an unrealized gain related to the investment in Reneo as well as the losses related to the change in the fair value of the outstanding warrants to purchase shares of our own stock issued to related parties.
•Net Loss: Net loss attributable to vTv shareholders for the three months ended September 30, 2023, was $6.7 million or $0.08 per basic share. Net loss attributable to vTv shareholders for the comparable period a year ago was $4.3 million or $0.05 per basic share.

vTv Therapeutics Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,238	$12,126
Accounts receivable	—	173
G42 Promissory Note receivable	—	12,243
Prepaid expenses and other current assets	1,872	2,537
Current deposits	15	15
Total current assets	10,125	27,094
Property and equipment, net	140	207
Operating lease right-of-use assets	272	349
Long-term investments	4,387	5,588
Total assets	$14,924	$33,238
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$9,620	$7,313
Current portion of operating lease liabilities	165	154
Current portion of contract liabilities	17	17
Current portion of notes payable	473	224
Total current liabilities	10,275	7,708
Contract liabilities, net of current portion	18,669	18,669
Operating lease liabilities, net of current portion	213	338
Warrant liability, related party	278	684
Total liabilities	29,435	27,399
Commitments and contingencies
Redeemable noncontrolling interest	10,722	16,579
Stockholders’ deficit:
Class A Common Stock	815	815
Class B Common Stock	232	232
Additional paid-in capital	254,912	253,737
Accumulated deficit	(281,192)	(265,524)
Total stockholders’ deficit attributable to vTv Therapeutics Inc.	(25,233)	(10,740)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$14,924	$33,238

vTv Therapeutics Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Revenue	$—	$—	$—	$2,009
Operating expenses:
Research and development	2,824	3,055	11,457	8,393
General and administrative	2,544	2,634	9,338	9,813
Total operating expenses	5,368	5,689	20,795	18,206
Operating loss	(5,368)	(5,689)	(20,795)	(16,197)
Interest income	131	150	384	200
Interest expense	(4)	(8)	(6)	(9)
Other (expense) income, net	(3,299)	79	(1,108)	(2,777)
Loss before income taxes and noncontrolling interest	(8,540)	(5,468)	(21,525)	(18,783)
Income tax provision	—	—	—	200
Net loss before noncontrolling interest	(8,540)	(5,468)	(21,525)	(18,983)
Less: net loss attributable to noncontrolling interest	(1,886)	(1,207)	(4,753)	(4,564)
Net loss attributable to vTv Therapeutics Inc.	$(6,654)	$(4,261)	$(16,772)	$(14,419)
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(6,654)	$(4,261)	$(16,772)	$(14,419)
Net loss per share of vTv Therapeutics Inc. Class A common stock, basic and diluted	$(0.08)	$(0.05)	$(0.21)	$(0.20)
Weighted average number of vTv Therapeutics Inc. Class A common stock, basic and diluted	81,483,600	80,490,121	81,483,600	72,649,531
About vTv Therapeutics
vTv Therapeutics Inc. is a clinical stage biopharmaceutical company focused on developing oral, small molecule drug candidates. vTv has a pipeline of clinical drug candidates led by cadisegliatin (TTP399), a potential adjunctive therapy to insulin for the treatment of type 1 diabetes. vTv’s development partners are pursuing additional indications in type 2 diabetes, chronic obstructive pulmonary disease, renal disease, primary mitochondrial myopathy, and glioblastoma and other cancers and cancer treatment-related conditions.
Forward-Looking Statements
This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of and our ability to launch our cadisegliatin Phase 3 program, our discussions related to the financing, partnering and/or licensing of cadisegliatin, the therapeutic potential of mavodelpar, Reneo’s upcoming data readout, potential milestone payments and royalties that we may receive, our strategy, future operations, future financial position, future revenue, prospects, plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K, as may be updated by our subsequent Quarterly Reports on Form 10-Q, and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.
Contacts:

Investors:
Lee Roth
Burns McClellan
lroth@burnsmc.com

Media:
Selina Husain / Robert Flamm, Ph.D.
Burns McClellan, Inc.
shusain@burnsmc.com / rflamm@burnsmc.com